Exhibit 99.1

News Release

CONTACTS:
Magma Design Automation Inc.:
Press Relations	Investor Relations
Monica Marmie	Milan G. Lazich
Director, Marketing Communications	Vice President, Corporate Marketing
(408) 565-7689	(408) 565-7706
monical@magma-da.com	milan.lazich@magma-da.com

Magma Reports Record Revenue of $55.7 Million for Third Quarter

Revenue increases 23.6 percent over year-ago period

SAN JOSE, Calif., Jan. 31, 2008 –– Magma Design Automation Inc. (Nasdaq: LAVA), a provider of chip design software, today reported record revenue of $55.7 million for its fiscal 2008 third quarter ended Jan. 6, 2008, an increase of 23.6 percent over the $45.1 million revenue reported for the year-ago third quarter, ended Dec. 31, 2006.

“In Q3 we delivered another quarter of record revenue, and we continued to see improved profitability and strong cash flow,” said Rajeev Madhavan, chairman and CEO of Magma. “Our research and development teams continue to deliver capabilities for products serving both our traditional and new markets, maintaining a strong technology edge over our competitors.”

GAAP Results

In accordance with generally accepted accounting principles (GAAP), Magma reported a net loss of $(5.9) million, or $(0.14) per share (basic and diluted), for the third quarter of fiscal 2008, compared to a net loss of $(13.6) million, or $(0.37) per share (basic and diluted), for the third quarter of fiscal 2007.

Non-GAAP Results

Magma’s non-GAAP net income was $7.5 million for the third quarter of fiscal 2008, or $0.16 per share (diluted), which compares to non-GAAP net income of $2.4 million, or $0.06 per share (diluted), for the year-ago third quarter.

Non-GAAP net income for the third quarter of fiscal 2008 excludes the effects of amortization of developed technology, amortization of intangible assets, stock-based compensation, legal settlement and other expenses, interest expense and amortization of debt issuance cost, debt discount accretion, charges associated with losses in equity investments, acquisition-related and other expenses, and the tax effects of these adjustments. Non-GAAP net income for the third quarter of fiscal 2007 excludes the effects of amortization of developed technology, amortization of intangible assets, amortization of deferred stock-based compensation, in-process research and development charges, acquisition-related expenses, charges associated with losses in equity investments and the tax effects of these adjustments. A reconciliation of Magma’s non-GAAP results to GAAP results is included in this press release.

In the third quarter of fiscal 2008 Magma generated cash from operations of approximately $14.1 million.

Business Outlook

For Magma’s fiscal 2008 fourth quarter, ending April 6, 2008, the company expects total revenue in the range of $56 million to $58 million. GAAP net loss per share is expected to be in the range of $(0.25) to $(0.23) and non-GAAP earnings per share (EPS) is expected to be in the range of $0.15 to $0.17. GAAP Operating Loss is expected to be in the range of (13) percent to (10) percent, and Non-GAAP Operating Margin is expected to be in the range of 16 percent to 18 percent. A schedule showing a reconciliation of the projected non-GAAP EPS to GAAP EPS results is included in this release. For Magma’s fiscal year 2008, ending April 6, 2008, the company increased its expected revenue growth rate over fiscal 2007 to a range of 21 percent to 22 percent, with an expected revenue range of $215 million to $217 million. For Magma’s fiscal year 2008, the company also decreased its expected GAAP net loss per share to a range of $(0.84) to $(0.82) and increased its expected non-GAAP EPS to a range of $0.56 to $0.58. A Financial Data Supplement containing detailed financial information intended to provide guidance and further insight into Magma’s business is available online at http://investor.magma-da.com/supplement.cfm in the Investor Relations section of the Magma website.

GAAP Reconciliation

Magma provides non-GAAP financial information to assist investors in assessing its current and future operations in the way that Magma’s management evaluates those operations. Magma believes that this non-GAAP information is useful to investors by excluding the effect of some expenses that are required to be recorded under GAAP but that Magma believes are not indicative of Magma’s core operating results, or that are expected to be incurred over a limited period of time.

Magma’s management evaluates and makes operating decisions about its business operations primarily based on bookings, revenue and the core costs of those business operations. Management believes that the amortization of developed technology and intangible assets, stock-based compensation, in-process research and development charges, litigation settlement and related legal expenses, integration and other acquisition-related expenses, workforce realignment restructuring charges, expenses associated with lease amendment and related headquarters office relocation, net gain on exchange of convertible notes, debt discount accretion, and the tax effects of its non-GAAP adjustments (yielding a non-GAAP effective tax rate of 25.0 percent for fiscal 2008) and other significant unusual items are not operating costs of its core software and service business operations. Therefore, management presents non-GAAP financial measures, along with GAAP measures, in this earnings release by excluding these items from the period expenses. The income statement line items affected are as follows: (1) cost of revenue, licenses; (2) cost of revenue, bundled licenses and services; (3) cost of revenue, services; (4) total cost of revenue; (5) gross profit; (6) operating expenses, research and development; (7) operating expenses, sales and marketing; (8) operating expenses, general and administrative; (9) operating expenses, amortization of intangible assets; (10) operating expenses, in-process research and development; (11) total operating expenses; (12) operating loss; (13) interest expense; (14) other income (expense), net; (15) total other income (expense), net; (16) net loss before income taxes; (17) provision for income taxes; (18) net loss before cumulative effect of change in accounting principles; (19) cumulative effect of change in accounting principles; (20) net loss; and (21) net loss per share. To determine its non-GAAP provision for income taxes, Magma recalculates tax based on non-GAAP income before income taxes and adjusts accordingly.

For each such non-GAAP financial measure, the adjustment provides management with information about Magma’s underlying operating performance that enables a more meaningful comparison of its financial results in different reporting periods. For example, since Magma does not undertake significant restructuring or realignments on a predictable cycle, management would have difficulty evaluating Magma’s profitability as measured by gross profit, operating profit, income before taxes and net income on a period-to-period basis unless it excluded these charges. Similarly, since Magma does not acquire businesses on a predictable cycle, management excludes acquisition-related charges, such as in-process research and development charges, in order to make more consistent and meaningful evaluations of Magma’s operating expenses. Management also uses these measures to help it make budgeting decisions between those expenses that affect operating expenses and operating margin (such as research and development, sales and marketing, and general and administrative expenses), and those expenses that affect cost of revenue and gross margin (such as product development expenses).

Further, the availability of non-GAAP financial information helps management track actual performance relative to financial targets, including both internal targets and publicly announced targets. Making this non-GAAP financial information available also helps investors compare Magma’s performance with the announced operating results of its principal competitors, which regularly provide similar non-GAAP financial information.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that management must exercise judgment in determining whether some types of charges, such as those relating to workforce reductions executed in the ordinary course of business, should be excluded from non-GAAP financial measures. Management believes, however, that providing this non-GAAP financial information facilitates consistent comparison of Magma’s financial performance over time. Magma has historically provided non-GAAP results to the investment community, not as an alternative but as a supplement to GAAP information, to enable investors to evaluate Magma’s core operating performance in the way that management does.

Conference Call

Magma will discuss the financial results for the recently completed quarter, including forward-looking guidance, during a live earnings call today at 2 p.m. PST. The call will be available live by both webcast and telephone. To listen live via webcast, visit the Investor Relations section of Magma’s website at http://investor.magma-da.com/medialist.cfm. To listen live via telephone, call either of the numbers below:

U.S. & Canada:    (888) 233-7970

Elsewhere:            (913) 312-0380

Following completion of the call, a webcast replay of the call will be available at http://investor.magma-da.com/medialist.cfm through Feb. 7, 2008. Those without Internet access may listen to a replay of the call by telephone until 11:59 p.m. PST on Feb. 7 by calling:

U.S. & Canada:    (719) 457-0820, code #4230942

Elsewhere:            (888) 203-1112, code #4230942

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements in the “Business Outlook” section and in quotations from Magma’s management. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from Magma’s current expectations. Factors that could cause or contribute to such differences include, but are not limited to: competition in the EDA market; Magma’s ability to integrate acquired businesses and technologies; market acceptance of new products; potentially higher-than-anticipated costs of litigation; potentially higher-than-anticipated costs of compliance with regulatory requirements, including those relating to internal control over financial reporting; any delay of customer orders or failure of customers to renew licenses; weaker-than-anticipated sales of Magma’s products and services; weakness in the semiconductor or electronic systems industries or the economy more generally; the ability to manage expanding operations; the ability to attract and retain the key management and technical personnel needed to operate Magma successfully; the ability to continue to deliver competitive products to customers; and changes in accounting rules. Further discussion of these and other potential risk factors may be found in Magma’s public filings with the Securities and Exchange Commission (www.sec.gov), including its quarterly report on Form 10-Q for the period ended Sept. 30, 2007. Magma undertakes no additional obligation to update these forward-looking statements.

About Magma

Magma’s software for designing integrated circuits (ICs) is used to create complex, high-performance chips required in cellular telephones, electronic games, WiFi, MP3 players, DVD/digital video, networking, automotive electronics and other electronic applications. Magma’s EDA software for IC implementation, analysis, physical verification, circuit simulation and characterization is recognized as embodying the best in semiconductor technology, enabling the world’s top chip companies to “Design Ahead of the Curve”™ while reducing design time and costs. Magma is headquartered in San Jose, Calif., with offices around the world. Magma’s stock trades on Nasdaq under the ticker symbol LAVA. Visit Magma Design Automation on the Web at www.magma-da.com.

Magma is a registered trademark and “Design Ahead of the Curve” is a trademark of Magma Design Automation. All other product and company names are trademarks and registered trademarks of their respective companies.

MAGMA DESIGN AUTOMATION, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	January 6, 2008	April 1, 2007
ASSETS
Current assets:
Cash and cash equivalents	$52,034	$45,338
Restricted cash	—	4,997
Short-term investments	17,700	10,700
Accounts receivable, net	28,054	41,086
Prepaid expenses and other current assets	5,106	4,126

Total current assets	102,894	106,247
Property and equipment, net	16,070	17,866
Intangibles, net	41,250	56,874
Goodwill	53,870	48,499
Restricted cash	—	4,700
Deferred tax assets	6,901	—
Other assets	5,103	5,460

Total assets	$226,088	$239,646

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,778	$7,442
Accrued expenses	24,488	53,254
Deferred revenue	23,987	28,417
Convertible notes, current	15,216	—

Total current liabilities	67,469	89,113
Convertible notes, net	48,355	63,077
Line of credit	—	3,000
Long-term tax liabilities	11,774	—
Other long-term liabilities	2,259	1,689

Total liabilities	129,857	156,879

Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	349,425	310,825
Accumulated deficit	(222,209)	(197,808)
Treasury stock at cost	(27,878)	(29,162)
Accumulated other comprehensive loss	(3,111)	(1,092)

Total stockholders’ equity	96,231	82,767

Total liabilities and stockholders’ equity	$226,088	$239,646

MAGMA DESIGN AUTOMATION, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	January 6, 2008	December 31, 2006	January 6, 2008	December 31, 2006
Revenue:
Licenses	$35,615	$23,974	$103,241	$71,129
Bundled licenses and services	11,283	10,032	30,157	32,277
Services	8,849	11,088	26,007	24,610

Total revenue	55,747	45,094	159,405	128,016

Cost of revenue:
Licenses	4,362	6,282	14,289	17,273
Bundled licenses and services	2,504	2,980	7,045	9,819
Services	5,274	4,757	15,374	12,704

Total cost of revenue	12,140	14,019	36,708	39,796

Gross profit	43,607	31,075	122,697	88,220

Operating expenses:
Research and development	19,513	15,660	56,538	46,716
Sales and marketing	17,833	14,919	53,380	43,333
General and administrative	8,570	9,660	24,437	29,667
Amortization of intangible assets	2,242	2,923	6,308	8,735
In-process research and development	—	1,300	656	1,300
Restructuring charge	—	—	291	—

Total operating expenses	48,158	44,462	141,610	129,751

Operating loss	(4,551)	(13,387)	(18,913)	(41,531)

Other income (expense):
Interest income	562	623	1,510	2,181
Interest expense	(618)	(141)	(1,874)	(449)
Gain on extinguishment of debt	—	—	—	4,809
Other income (expense), net	(18)	(326)	51	(925)

Total other income (expense), net	(74)	156	(313)	5,616

Net loss before income taxes	(4,625)	(13,231)	(19,226)	(35,915)
Provision for income taxes	1,318	330	4,381	1,100

Net loss before cumulative effect of change in accounting principles	(5,943)	(13,561)	(23,607)	(37,015)
Cumulative effect of change in accounting principles	—	—	—	321

Net loss	$(5,943)	$(13,561)	$(23,607)	$(36,694)

Net loss per share – basic and diluted	$(0.14)	$(0.37)	$(0.59)	$(1.01)

Shares used in calculation: Basic and diluted	41,025	37,072	39,990	36,289

Reconciliation of Third Quarter GAAP and Non-GAAP Financial Results

Statement of Operations Reconciliation	Three Months Ended		Nine Months Ended
(in thousands)	January 6, 2008	December 31, 2006	January 6, 2008	December 31, 2006
GAAP net loss	$(5,943)	$(13,561)	$(23,607)	$(36,694)
Cost of licenses revenue
Amortization of developed technology	4,211	5,985	13,512	16,723
Royalties	—	—	245	—

	4,211	5,985	13,757	16,723
Cost of bundled licenses and services revenue
Amortization of developed technology	1,053	1,979	3,113	5,976
Stock-based compensation	86	46	246	222

	1,139	2,025	3,359	6,198
Cost of services revenue
Stock-based compensation	323	242	1,031	752
Research and development
Stock-based compensation	1,813	1,150	5,692	4,757
Acquisition-related and other expenses	569	769	1,904	2,371

	2,382	1,919	7,596	7,128
Sales and marketing
Stock-based compensation	1,256	804	3,771	3,058
General and administrative
Stock-based compensation	1,401	1,053	4,181	3,520
Legal settlement and other expenses	1,052	—	1,633	—

	2,453	1,053	5,814	3,520
Amortization of intangible assets	2,242	2,923	6,308	8,735
In-process research and development	—	1,300	656	1,300
Restructuring costs	—	—	291	—
Other (income) expense
Net gain on repurchase of convertible notes and loss on sale of marketable securities in conjunction with the repurchase	—	—	—	(4,809)
Interest expense, amortization of debt issuance cost and debt discount accretion	567	—	1,644	—
Loss on equity investments	57	132	436	440

	624	132	2,080	(4,369)
Cumulative adjustment due to change in accounting principles	—	—	—	(321)
Tax effect	(1,184)	(458)	(1,979)	(682)

Non-GAAP net income	$7,503	$2,364	$19,077	$5,348

Reconciliation of Third Quarter GAAP and Non-GAAP Financial Results

Earnings/(Loss) Per Share Reconciliation	Three Months Ended		Nine Months Ended
	January 6, 2008	December 31, 2006	January 6, 2008	December 31, 2006
GAAP net loss	$(0.14)	$(0.37)	$(0.59)	$(1.01)
Cost of licenses revenue
Amortization of developed technology	0.10	0.16	0.34	0.46
Royalties	—	—	0.01	—

	0.10	0.16	0.35	0.46
Cost of bundled licenses and services revenue
Amortization of developed technology	0.03	0.05	0.08	0.16
Stock-based compensation	—	—	0.01	0.01

	0.03	0.05	0.09	0.17
Cost of services revenue
Stock-based compensation	0.01	0.01	0.03	0.02
Research and development
Stock-based compensation	0.05	0.03	0.14	0.13
Acquisition-related and other expenses	0.01	0.02	0.05	0.07

	0.06	0.05	0.19	0.20
Sales and marketing
Stock-based compensation	0.03	0.02	0.09	0.08
General and administrative
Stock-based compensation	0.03	0.03	0.10	0.10
Legal settlement and other expenses	0.03	—	0.04	—

	0.06	0.03	0.14	0.10
Amortization of intangible assets	0.05	0.08	0.16	0.24
In-process research and development	—	0.04	0.01	0.04
Restructuring costs	—	—	0.01	—
Other (income) expense
Net gain on repurchase of convertible notes and loss on sale of marketable securities in conjunction with the repurchase		—		(0.13)
Interest expense, amortization of debt issuance cost and debt discount accretion	0.01	—	0.04	—
Loss on equity investments	—	—	0.01	0.01

	0.01	—	0.05	(0.12)
Cumulative adjustment due to change in accounting principles	—	—	—	(0.01)
Tax effect	(0.03)	(0.01)	(0.05)	(0.02)

Non-GAAP net income	$0.18	$0.06	$0.48	$0.15

Non-GAAP net income (diluted)	$0.16	$0.06	$0.41	$0.13

Basic shares used in calculation	41,025	37,072	39,990	36,289
Diluted shares used in calculation*	47,552	41,375	46,652	40,868

*	Gives effect to the potential issuance of common stock upon conversion of convertible subordinated notes and to the effect of all dilutive potential common shares outstanding during the period, including stock options, using the treasury stock method.

MAGMA DESIGN AUTOMATION, INC.

AS OF JANUARY 6, 2008

IMPACT OF KNOWN NON-GAAP ADJUSTMENTS ON FORWARD-LOOKING NET LOSS PER

SHARE AND NET LOSS

(Unaudited)

	Quarter Ending April 6, 2008	Fiscal Year Ending April 6, 2008
GAAP net loss per share (basic)	$(0.25) to $(0.23)	$(0.84) to $(0.82)
Amortization of developed technology and intangibles	$0.18	$0.64
Stock-based compensation	$0.11	$0.41
Acquisition related expenses	$0.04	$0.09
Legal settlement, in process research and development charges and other expense	$0.02	$0.04
Interest expense, amortization of debt issuance cost and debt discount accretion	$0.01	$0.05
Basic and diluted share count impact on EPS	$0.04	$0.17
Non-GAAP diluted net income per share	$0.15 to $0.17	$0.56 to $0.58

(in millions)	Quarter Ending April 6, 2008	Fiscal Year Ending April 6, 2008
GAAP net loss	$ (10) to $ (9)	$ (34) to $ (33)
Amortization of developed technology and intangibles	$9	$32
Stock-based compensation	$5	$20
Acquisition related expenses	$2	$3
Legal settlement, in process research and development charges and other expense	—	$3
Interest expense, amortization of debt issuance cost and debt discount accretion	$1	$2
Non-GAAP net income	$7 to $8	$26 to $27